Exhibit 99.1

Innodata Reports Third Quarter 2025 Results

•	Revenue up 20% Year-Over-Year
•	Reiterates Prior Guidance of 45% or More YoY Growth in 2025
•	Anticipates Transformative Growth in 2026 Based on New Wins and Strong Momentum

NEW YORK – November 6, 2025 – INNODATA INC. (Nasdaq: INOD) today reported results for the third quarter ended September 30, 2025.

•	Revenue of $62.6 million for the three months ended September 30, 2025, representing 20% year-over-year organic revenue growth.

•	Revenue of $179.3 million for the nine months ended September 30, 2025, representing 61% year-over-year organic revenue growth.

•	Adjusted EBITDA of $16.2 million for the three months ended September 30, 2025, an increase of $2.3 million, or 17%, from $13.9 million in the same period last year.*

•	Adjusted EBITDA of $42.2 million for the nine months ended September 30, 2025, an increase of $21.8 million, or 106%, from $20.4 million in the same period last year.*

•	Net income of $8.3 million, or $0.26 per basic share and $0.24 per diluted share, for the three months ended September 30, 2025, compared to net income of $17.4 million, or $0.60 per basic share and $0.51 diluted share, in the same period last year. The prior-year period’s earnings per share benefited by approximately $0.34 basic and $0.27 diluted from a tax benefit related to the utilization of net operating loss carryforwards (NOLCOs).

•	Net income of $23.3 million, or $0.74 per basic share and $0.67 per diluted share, for the nine months ended September 30, 2025, compared to net income of $18.4 million, or $0.64 per basic share and $0.55 per diluted share, in the same period last year. The prior-year period’s earnings per share benefited by approximately $0.18 basic and $0.16 diluted from a tax benefit related to the utilization of NOLCOs.

•	Cash, cash equivalents and short-term investments were $73.9 million as of September 30, 2025 and $46.9 million as of December 31, 2024.

* Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said, “Our third quarter marked another record-setting performance for Innodata, with revenue, profitability, and cash all at all-time highs. Looking ahead, in 2026, we anticipate a continuation of our transformative growth, fueled by (1) deepening relationships with the world’s leading Big Tech and AI innovation labs, as evidenced by verbal confirmation of an expansion with our largest customer that could potentially result in substantial revenue, verbal confirmation of a deal with another Big Tech which could potentially result in $6.5 million of annualized revenue runrate, and five new Big Tech customers we have either landed or expect to finalize shortly, two of which are global leaders in commerce, cloud and AI; and (2) strong early returns from seven major investment areas, several of which we are announcing today, including:

•	Pre-Training Data: Earlier this year we recognized that model quality is increasingly tied to the quality of pre-training data. Acting early, we invested in new pre-training data capabilities, and that bet is already paying off. We’ve since signed contracts we believe could result in approximately $42 million of revenue, and we expect to soon sign contracts we believe could result in approximately $26 million of additional revenue. So that’s $68 million of potential revenue from these programs that are either signed or likely to be signed soon. These programs are ramping now.

•	Federal Practice: As announced today, we have launched Innodata Federal, led by AI veterans with deep defense and intelligence experience. The business unit has engaged a new, high-profile customer. We believe the initial project with this customer will result in approximately $25 million of revenue, mostly in 2026. We have additional projects under discussion with this customer. We see this new relationship as a potential major catalyst for growth and visibility as the U.S. government accelerates AI adoption across agencies.

As we announced today, General (Retired) Richard D. Clarke, a retired four-star Army general and former Commander of U.S. Special Operations Command, has joined the Innodata board. We are excited about his expertise and relationships in helping guide the trajectory of Innodata Federal.

•	Sovereign AI: Around the world, governments are moving to build sovereign AI capability-controlling the full technology stack from silicon to data. Innodata is in active discussions with several sovereign AI programs and expects to announce one or more strategic partnerships in 2026. We view this as one of the most significant structural shifts in the global AI ecosystem and an enormous medium-term opportunity for us.

•	Enterprise AI: Our Enterprise AI Practice helps companies embed generative AI into products and operations. We’re working with major platforms to automate workflows, integrate real-time analytics into data-center operations, and re-engineer business processes using GenAI. We’re pleased with the rapid acceleration in business we are experiencing in this market.

•	Agentic AI: We believe Agentic AI will unlock the next wave of enterprise productivity. We’re working with leading companies to develop and benchmark autonomous agents across real-world use cases - measuring consistency, reliability, and efficiency.

•	Model Safety: As models and agents gain autonomy, ensuring safety, reliability, and ethical integrity becomes mission critical. We’re engaged with leading companies to stress-test their multimodal AI products against risks like data exfiltration, instruction manipulation, and privilege escalation. Our work in this area is informed by insights we have gathered and technologies we have developed working with frontier model builders.

Based on updated forecasts, we reiterate guidance we provided last quarter of 45% or more year-over-year organic revenue growth in 2025, and we anticipate continued transformative growth in 2026 based on new wins and strong momentum.”

Abuhoff concluded, “Taken together, we believe the developments we are announcing today mark a company entering its next phase of transformative growth - profitable, increasingly diversified, and positioned squarely at the center of the AI revolution.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

(+1) 800 549 8228	North America
(+44) 800 279 7040	United Kingdom
(+1) 289 819 1520	International
Participant Access Code	42719 #

Replay dial-In

(+1) 888 660 6264	North America
(+1) 289 819 1325	International:
Replay Passcode	42719 #

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. That’s why we’re on a mission to help the world’s leading technology companies and enterprises drive Generative AI / AI innovation. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 35+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (“DDS”) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; our ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. global trading and monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the SEC on February 24, 2025, and in our other filings that we may make with the SEC. In light of these risks and uncertainties, there can be no assurance that the results referred to in any forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Aneesh Pendharkar

investor@innodata.com

(201) 371-8000

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as revenues less direct operating costs attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP, plus depreciation and amortization of intangible assets, stock-based compensation, non-recurring severance and other one-time costs included within direct operating cost.

We define Adjusted Gross Margin by dividing Adjusted Gross Profit over total U.S. GAAP revenues.

We use Adjusted Gross Profit and Adjusted Gross Margin to evaluate results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measure is included in the tables that accompany this release.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$62,550	$52,224	$179,287	$111,281

Operating costs and expenses:

Direct operating costs	37,046	30,893	107,508	70,964
Selling and administrative expenses	13,745	9,910	42,837	27,235
Interest income, net	(420)	(26)	(1,124)	(55)
	50,371	40,777	149,221	98,144
Income before provision for income taxes	12,179	11,447	30,066	13,137
Provision for income taxes	3,837	(5,944)	6,718	(5,235)
Consolidated net income	8,342	17,391	23,348	18,372
Income attributable to non-controlling interests	-	2	-	8
Net income attributable to Innodata Inc. and Subsidiaries	$8,342	$17,389	$23,348	$18,364

Income per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.26	$0.60	$0.74	$0.64
Diluted	$0.24	$0.51	$0.67	$0.55
Weighted average shares outstanding:
Basic	31,848	28,994	31,690	28,873
Diluted	35,266	34,007	34,996	33,297

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$73,859	$46,897
Accounts receivable, net	39,440	28,013
Prepaid expenses and other current assets	6,478	6,090
Total current assets	119,777	81,000
Property and equipment, net	7,143	4,101
Right-of-use asset, net	4,332	4,238
Other assets	1,524	1,267
Deferred income taxes, net	4,188	7,492
Intangibles, net	13,885	13,353
Goodwill	2,067	1,998
Total assets	$152,916	$113,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$23,711	$17,455
Accrued salaries, wages and related benefits	15,262	13,836
Income and other taxes	3,205	5,695
Long-term obligations - current portion	1,221	1,643
Operating lease liability - current portion	1,122	877
Total current liabilities	44,521	39,506
Deferred income taxes, net	40	32
Long-term obligations, net of current portion	7,560	6,744
Operating lease liability, net of current portion	3,555	3,778
Total liabilities	55,676	50,060
STOCKHOLDERS' EQUITY	97,240	63,389
Total liabilities and stockholders’ equity	$152,916	$113,449

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2025	2024

Cash flows from operating activities:
Consolidated net income	$23,348	$18,372
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Stock-based compensation	8,309	2,881
Depreciation and amortization	4,913	4,219
Deferred income taxes	3,201	(6,153)
Pension cost	984	948
Loss on lease termination
Changes in operating assets and liabilities:
Accounts receivable	(11,167)	(8,834)
Prepaid expenses and other current assets	(299)	(1,222)
Other assets	(248)	673
Accounts payable, accrued expenses and other	5,963	4,869
Accrued salaries, wages and related benefits	1,397	1,822
Income and other taxes	(2,530)	109
Net cash provided by operating activities	33,871	17,684

Cash flows from investing activities:
Capital expenditures	(8,286)	(5,522)
Net cash used in investing activities	(8,286)	(5,522)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,548	810
Withholding taxes on net settlement of restricted stock units	(37)	(97)
Payment of long-term obligations	(369)	(516)
Net cash provided by financing activities	1,142	197

Effect of exchange rate changes on cash and cash equivalents	235	199

Net increase in cash and cash equivalents	26,962	12,558

Cash and cash equivalents, beginning of period	46,897	13,806

Cash and cash equivalents, end of period	$73,859	$26,364

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated	2025	2024	2025	2024
Gross Profit attributable to Innodata Inc. and Subsidiaries	$25,504	$21,331	$71,779	$40,317
Depreciation and amortization	1,729	1,513	4,855	4,147
Stock-based compensation	444	43	1,312	200
Adjusted Gross Profit	$27,677	$22,887	$77,946	$44,664

Gross Margin	41%	41%	40%	36%
Adjusted Gross Margin	44%	44%	43%	40%

	Three Months Ended September 30,		Nine Months Ended September 30,
DDS Segment	2025	2024	2025	2024
Gross Profit attributable to DDS Segment	$22,152	$17,610	$61,281	$30,247
Depreciation and amortization	800	648	2,224	1,441
Stock-based compensation	433	38	1,278	176
Adjusted Gross Profit	$23,385	$18,296	$64,783	$31,864

Gross Margin	40%	39%	39%	34%
Adjusted Gross Margin	43%	41%	41%	35%

	Three Months Ended September 30,		Nine Months Ended September 30,
Synodex Segment	2025	2024	2025	2024
Gross Profit attributable to Synodex Segment	$117	$483	$1,116	$1,338
Depreciation and amortization	114	112	289	406
Stock-based compensation	-	1	1	1
Adjusted Gross Profit	$231	$596	$1,406	$1,745

Gross Margin	7%	25%	19%	23%
Adjusted Gross Margin	14%	31%	25%	30%

	Three Months Ended September 30,		Nine Months Ended September 30,
Agility Segment	2025	2024	2025	2024
Gross Profit attributable to Agility Segment	$3,235	$3,238	$9,382	$8,732
Depreciation and amortization	815	753	2,342	2,300
Stock-based compensation	11	4	33	23
Adjusted Gross Profit	$4,061	$3,995	$11,757	$11,055

Gross Margin	53%	58%	54%	56%
Adjusted Gross Margin	66%	71%	68%	71%

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated	2025	2024	2025	2024
Net income attributable to Innodata Inc. and Subsidiaries	$8,342	$17,389	$23,348	$18,364
Provision for income taxes	3,837	(5,944)	6,718	(5,235)
Interest (income) expense, net	(420)	21	(1,124)	190
Depreciation and amortization	1,748	1,535	4,913	4,219
Stock-based compensation	2,707	855	8,309	2,881
Non-controlling interests	-	2	-	8
Adjusted EBITDA - Consolidated	$16,214	$13,858	$42,164	$20,427

	Three Months Ended September 30,		Nine Months Ended September 30,
DDS Segment	2025	2024	2025	2024
Net income attributable to DDS Segment	$8,458	$16,526	$23,464	$16,492
Provision for income taxes	3,868	(5,887)	6,667	(5,183)
Interest (income) expense, net	(420)	20	(1,125)	187
Depreciation and amortization	819	670	2,282	1,513
Stock-based compensation	2,500	760	7,694	2,523
Non-controlling interests	-	2	-	8
Adjusted EBITDA - DDS Segment	$15,225	$12,091	$38,982	$15,540

	Three Months Ended September 30,		Nine Months Ended September 30,
Synodex Segment	2025	2024	2025	2024
Net income (loss) attributable to Synodex Segment	$(44)	$381	$529	$973
Depreciation and amortization	114	112	289	406
Stock-based compensation	65	38	194	136
Adjusted EBITDA - Synodex Segment	$135	$531	$1,012	$1,515

	Three Months Ended September 30,		Nine Months Ended September 30,
Agility Segment	2025	2024	2025	2024
Net income (loss) attributable to Agility Segment	$(72)	$482	$(645)	$899
Provision for income taxes	(31)	(57)	51	(52)
Interest expense	-	1	1	3
Depreciation and amortization	815	753	2,342	2,300
Stock-based compensation	142	57	421	222
Adjusted EBITDA - Agility Segment	$854	$1,236	$2,170	$3,372

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
DDS	$54,779	$44,694	$156,186	$89,810
Synodex	1,653	1,935	5,731	5,792
Agility	6,118	5,595	17,370	15,679
Total Consolidated	$62,550	$52,224	$179,287	$111,281